UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2003

DIVERSA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4955 DIRECTORS PLACE

SAN DIEGO, CALIFORNIA 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 526-5000

Item 5.	Other Events.

On July 22, 2003, Diversa Corporation, or Diversa, issued the press release attached hereto as Exhibit 99.1, announcing that it had acquired an antifungal program consisting of preclinical compounds from Glaxo Wellcome, S.A., a corporation organized under the laws of Spain, pursuant to the Asset Sale Agreement dated July 18, 2003 between Diversa and Glaxo Wellcome, S.A. In consideration for the antifungal program, Diversa issued an aggregate of 806,873 shares of its common stock to Glaxo Group Limited, an English limited liability company that is an affiliate of Glaxo Wellcome, S.A.

Diversa will file a copy of the Asset Sale Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

Item 7.	Exhibits.

Exhibits.
99.1	Press Release dated July 22, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Dated: July 24, 2003	By:	/s/ KARIN EASTHAM
	Name:	Karin Eastham
	Title:	Senior Vice President, Finance, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

99.1	Press Release dated July 22, 2003.